Exhibit 32.1

Statement of Chief Executive Officer
Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, I, Robert S. Bland, the Chief Executive Officer of Quotesmith.com, Inc. (the “Company”), hereby certify that:

(1) I have reviewed the Quarterly Report on Form 10-Q of Quotesmith.com, Inc. (the “Report”) to which this statement is an Exhibit;

(2) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(3) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT S. BLAND
Name: Robert S. Bland
Title: Chief Executive Officer
Date: November 7, 2003

A signed original of this written statement required by Section 906 has been provided to Quotesmith.com, Inc. and will be retained by Quotesmith.com, Inc and furnished to the Securities and Exchange Commission or its staff upon request.